Exhibit 99.2

Cheshire Trafford U.K. Limited

Financial Statements

December 31, 2017 and 2016

SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:
Cheshire Trafford U.K. Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cheshire Trafford U.K. Limited (the "Company") as of December 31, 2017 and 2016, the related statements of operations and comprehensive income (loss), changes in stockholders' (deficit) equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Salberg & Company P.A.

SALBERG & COMPANY, P.A.
We have served as the Company's auditor since 2018
Boca Raton, Florida
July 16, 2018

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
Member National Association of Certified Valuation Analysts • Registered with the PCAOB
Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

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Cheshire Trafford U.K. Limited

Balance Sheets

	December 31, 2017	December 31, 2016
Assets
Current Assets
Cash	$1,404	$18,864
Accounts receivable - net	47,920	29,884
Prepaid expenses and other current assets	-	5,689
Investments	-	1,884
Total current assets	49,324	56,321

Non-Current Assets
Property and equipment, net	735	990
Total non-current assets	735	990

Total assets	$50,059	$57,311

Liabilities and Stockholders’ (Deficit) / Equity

Current Liabilities
Accounts payable and accrued liabilities	$5,176	$4,484
Due to related parties - afiliate	25,656	-
Due to related parties - director’s loan	33,757	36,996
Total current liabilities	64,589	41,480

Total liabilities	$64,589	$41,480

Commitments and contingencies (Note 16)

Stockholders’ (Deficit) / Equity
Ordinary shares: 17,561 shares authorized; £1 or $1.6259 par value: 17,561 and 17,561 shares issued and outstanding, respectively.	$28,553	$28,553
Additional paid in capital	52,743	52,743
Accumulated deficit	(86,468)	(56,068)
Accumulated other comprehensive loss	(9,358)	(9,397)
Total stockholders’ (deficit) / equity	(14,530)	15,831

Total liabilities & stockholders’ (deficit) / equity	$50,059	$57,311

The accompanying notes are an integral part of these financial statements.

2

Cheshire Trafford U.K. Limited

Statements of Operations and Comprehensive Income (Loss)

	For the years ended,
	December 31, 2017	December 31, 2016

Commissions income	$193,531	$258,987
Cost of revenue	(13,998)	(73,537)
Gross income	$179,533	$185,450

General and administrative expenses	93,162	96,503
Salaries and benefits	110,475	70,867
Professional services	6,289	3,877
Depreciation	333	886
Total operating expenses	210,258	172,132

(Loss) / income from operations	$(30,726)	$13,317

Other income (expenses):
Gain on disposals	326	-
Other income	-	1,881
Total other income	326	1,881

Net (loss) / income	$(30,400)	$15,199

Weighted average number of ordinary shares outstanding	17,561	17,561

Net (loss) / earnings per ordinary share	$(1.73)	$0.87

Comprehensive Income / (Loss):
Net (loss) / income	(30,400)	15,199
Gain / (loss) on foreign currency translation	39	(1,774)
Comprehensive (loss) / income	$(30,361)	$13,425

The accompanying notes are an integral part of these financial statements.

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Cheshire Trafford U.K. Limited

Statement of Changes in Stockholders’ (Deficit) / Equity

For the years ended December 31, 2017 and 2016

	Ordinary Shares		Additional Paid in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Number	Amount	Capital	Deficit	Loss	(Deficit) / Equity

December 31, 2015	17,561	$28,553	$52,743	$(71,267)	$(7,623)	$2,406

Net income	-	-	-	15,199	-	15,199

Other comprehensive loss	-	-	-	-	(1,774)	(1,774)

December 31, 2016	17,561	$28,553	$52,743	$(56,068)	$(9,397)	$15,831

Net loss	-	-	-	(30,400)	-	(30,400)

Other comprehensive gain	-	-	-	-	39	39

December 31, 2017	17,561	$28,553	$52,743	$(86,468)	$(9,358)	$(14,530)

The accompanying notes are an integral part of these financial statements.

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Cheshire Trafford U.K. Limited

Statement of Cash Flows

	For the years ended,
	December 31, 2017	December 31, 2016

Cash flows from operating activities:
Net (loss) / income	$(30,400)	$15,199

Adjustments to reconcile net income (loss) to cash provided by operating activities:

Depreciation	333	886
Bad debt (recovery) / expense	(3,008)	6,378
Gain on disposals	(326)	-

Changes in operating assets and liabilities:

Accounts receivable - net	(15,028)	1,302
Prepaid expenses and other current assets	5,689	(3,503)
Accounts payable and accrued liabilities	692	2,643

Net cash (used in) / provided by operating activities	$(42,048)	$22,905

Cash Flows provided by investing activities:

Sale proceeds on disposal of investments	2,406	-

Net cash provided by investing activities	$2,406	$-

Cash flows from financing activities:

Due to related parties - afiliate	25,656	(7,294)
Partial repayment of director’s loan	(3,239)	-

Net cash provided by / (used in) financing activities	$22,417	$(7,294)

Effect of exchange rate changes on cash	$(235)	$(1,128)

Net (decrease) / increase in cash	$(17,460)	$14,483

Cash at Beginning of Year	$18,864	$4,381

Cash at End of Year	$1,404	$18,864

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Note 1 – Organization and Nature of Operations

Cheshire Trafford U.K. Limited (hereinafter referred to as “CT” or the Company), was incorporated under the laws of United Kingdom on January 26, 1976 as a limited liability company. CT is licensed and regulated by the Financial Conduct Authority (FCA), United Kingdom. The Company conducts business with customers primarily based in the United Kingdom.

The Company´s principal business is acting as broker for sale of Lump Sum or Single Premium Insurance Policies and/or the sale of Regular Premium Investment or Insurance Policies that are issued by third party insurance companies.

Note 2 – Basis of Presentation

The Company has prepared the accompanying financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All amounts in the financial statements are stated in U.S. dollars.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation, or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-confirming events. Accordingly, the actual results could differ from those estimates. Significant estimates in the accompanying financial statements relate to net book value and depreciation expense of fixed assets, the recognition and disclosure of contingent liabilities and the collectability of accounts receivable.

Risks and Uncertainties

The Company’s operations are subject to significant risk and uncertainties including financial, operational, competition and potential risk of business failure. These risks may include increased competition, reduction in market demographic, closing of available products, geo-political risks, regulatory changes, or inability to continue operations in a specific region.

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes accounts receivable for commissions earned in connection with the services provided. The Company recognizes an allowance for doubtful accounts based on an analysis of current receivables aging and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2017 and 2016, the Company had no cash equivalents.

Fixed Assets

Fixed assets are stated at cost of acquisition less accumulated depreciation. Depreciation is determined by the straight-line depreciation method over the estimated useful lives of the assets. Cost of improvements that substantially extend the useful lives of assets are capitalized. Repairs and maintenance expenses are charged to expense when incurred. In case of sale or disposal of an asset, the cost and related accumulated depreciation are removed from the financial statements.

Useful lives of the fixed assets are as follows:

Fixtures and fittings	10 years
Computer equipment	3 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets, such as property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of by sale would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. There were no assets or liabilities held for sale at December 31, 2017 and 2016.

Functional and Foreign Currency

The accompanying financial statements are presented in United States dollars “$” and/or “USD”. The functional currency of the Company is the Great Britain Pound “£“and/or “GBP”. All foreign currency balances and transactions are translated into United States dollars “$” and/or “USD” as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Equity transactions are translated at each historical transaction date spot rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of our stockholders’ equity (deficit) as “Accumulated other comprehensive income (loss)”. Gains and losses resulting from foreign currency transactions are included in the statement of operations.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various high quality financial institutions located outside of the United States and monitors the credit ratings of those institutions. The Company’s sales are primarily to customers located in the United Kingdom. The Company performs ongoing credit evaluations of its customers, and the risk with respect to trade receivables is further mitigated by the diversity of the customer base. Accounts receivable are due principally from the companies under stated contract terms.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Fair Value Measurements and Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability.

The estimated fair value of certain financial instruments, including cash, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Revenue Recognition

The Company recognizes revenue from the services it provides, when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) services have been performed; (3) commission rate and fees are fixed or determinable; and (4) collectability is reasonably assured.

The Company normally generates revenue by earning initial and trail commissions on insurance policy sales and renewals, which are based on a percentage of the insurance products sold. The Company generates commissions by acting as a broker of third party key products such as life insurance, medical insurance, regular savings policies, investment management services and lump sum insurance policies.

Commission income is recognized on the transaction date.

All revenues are generated from clients whose operations are based outside of the United States. For the years ended December 31, 2017 and 2016, the Company had the following concentrations of revenues:

	2017	2016

Adviser initial fee	16.59%	5.16%
Adviser ongoing fee	19.12%	35.40%
Initial commissions	0.69%	9.67%
Renewal commissions	25.47%	28.44%
Trial commissions	27.97%	17.01%
Other revenue	10.16%	4.33%
	100%	100%

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

At December 31, 2017 and 2016, the Company had the following concentrations of accounts receivables with various insurance companies:

Name	December 31, 2017	December 31, 2016

AJ Bell	6.62%	10.31%
Canada Life International	11.09%	8.18%
Fidelity International	5.42%	6.64%
Old Mutual International	14.04%	14.21%
Old Mutual Wealth Life	12.83%	29.25%
Royal London	23.19%	21.98%
Aviva	3.14%	0%
Prudential Assurance	4.31%	0%
Others	19.37%	9.43%
	100%	100%

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss carry-forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred income tax assets if it is considered more likely than not that some portion, or all, of the deferred income tax assets will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company will record interest and penalties related to unrecognized tax benefits in income tax expense. There were no penalties or interest related to income tax positions for the years ended December 31, 2017 and 2016.

Under the Corporation Tax Act, 2010 as applicable in the United Kingdom, income tax is to be calculated based on 19% of the taxable income.

Earnings per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) by weighted average number of capital shares outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted average number of capital shares and capital share equivalents outstanding during the period such as warrants, options and convertible securities. As at December 31, 2017 and 2016, the Company had no capital share equivalents outstanding that would be dilutive.

Comprehensive Income / (Loss)

The Comprehensive Income Topic of the FASB Accounting Standards Codification establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income for each of the two years in the period ended December 31, 2017, includes only foreign currency translation gains (losses), and is presented in the Company’s consolidated statement of comprehensive income (loss).

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Changes in accumulated other comprehensive income (loss) by component during the years ended December 31, 2017 and 2016 were as follows:

Foreign Currency Translation gains (losses)

Balance, December 31, 2016	$(7,623)
Translation rate loss	(1,774)
Balance, December 31, 2016	(9,397)

Translation rate gain	39
Balance, December 31, 2017	$(9,358)

Recent Accounting Pronouncements

There are no new accounting pronouncements that we expect to have an impact on the Company’s financial statements other than discussed below:

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This update is intended to improve the financial reporting requirements for revenue from contracts with customers by providing a principle-based approach. The core principle of the standard is that revenue should be recognized when the transfer of promised goods or services is made in an amount that the entity expects to be entitled to in exchange for the transfer of goods and services. The update also requires disclosures enabling users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. On July 9, 2015, the FASB voted to defer the effective date of this guidance by one year. On March 17, 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations, which clarifies how an entity determines if it is a principal or an agent for each specified good or service promised to the customer, the nature of each specified good or service, and how an entity that is principal obtains control of a good and service provided by another party involved in providing goods or services to a customer. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing, which clarifies the guidance related to whether goods or services are distinct within the context of contract and therefore a performance obligation and the timing and pattern of revenue recognition for IP licenses. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which provides clarifying guidance in certain narrow areas and added some practical expedients. In December 2016, the FASB issued ASU 2016-20, Revenue from Contracts with Customers (Topic 606): Technical Corrections and Improvements, which provides clarifying guidance in certain technical areas. The standard and related amendments will be effective for financial statements issued by public companies for interim and annual reporting periods beginning after December 15, 2017. Early adoption of the standard is permitted, but not before the original date of financial statements issued by public companies for interim and annual reporting periods beginning after December 16, 2017. After evaluating the potential impact of this guidance on these financial statements, the management believes that there would be no effect on prior revenue recognized until December 31, 2017.

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Note 4 – Accounts Receivable - net

Following is a summary of accounts receivable as at December 31, 2017 and 2016;

	December 31, 2017	December 31, 2016
Accounts receivable – trade	$51,118	$35,684
Less: Allowance for doubtful accounts	(3,198)	(5,800)
	$47,920	$29,884

Note 5 – Prepaid Expenses and Other Current Assets

At December 31, 2016, prepaid expenses and other current assets include prepaid regulatory fee and subscriptions amounting to $5,689 that was fully amortized to income statement during the year ended December 31, 2017. The Company had no prepaid expenses as at December 31, 2017.

Note 6 – Property and Equipment

The following table reflects net book value of property and equipment as of December 31, 2016:

	Furniture and fixtures	Computer equipment	Total
Cost
Balance as at December 31, 2015	$24,910	$18,125	$43,035
Additions / Disposals	-	-	-
Translation rate differences	(4,102)	(2,985)	(7,087)
Balance as at December 31, 2016	$20,808	$15,140	$35,948

Accumulated depreciation
Balance as at December 31, 2015	$22,976	$17,909	$40,885
Depreciation charge for the year	698	188	886
Translation rate differences	(3,847)	(2,966)	(6,813)
Balance as at December 31, 2016	19,827	15,131	34,958
Net book value as at December 31, 2016	$981	$9	990

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

The following table reflects net book value of property and equipment as of December 31, 2017:

	Furniture and fixtures	Computer equipment	Total
Cost
Balance as at December 31, 2016	$20,808	$15,140	$35,948
Additions / Disposals	-	-	-
Translation rate differences	1,975	1,438	3,413
Balance as at December 31, 2017	$22,783	$16,578	$39,361

Accumulated depreciation
Balance as at December 31, 2016	$19,827	$15,131	$34,958
Depreciation charge for the year	324	9	333
Translation rate differences	1,897	1,438	3,335
Balance as at December 31, 2017	22,048	16,578	38,626
Net book value as at December 31, 2017	$735	$-	735

Note 7 - Accounts Payable and Accrued Liabilities

The following is a summary of accounts payable and accrued liabilities as at December 31, 2017 and 2016;

	December 31, 2017	December 31, 2016
Payroll tax withholding payable	$2,944	$374
Pension payable	505	-
Accrued expenses	1,727	4,110
	$5,176	$4,484

Note 8 – Due to Related Parties

From time to time, the Company receives advances from related parties such as principal officers and directors, shareholders or affiliated companies in the normal course of business. Loans and advances received from related parties are unsecured and non-interest bearing. Balances outstanding to these persons for less than 12 months are presented under current liabilities in the accompanying financial statements. As of December 31, 2017 and 2016, the Company owed $25,656 and $0, respectively to its affiliate and $33,757 and $36,996, respectively to its director on short-term basis.

Note 9 - Stockholders’ Equity

Ordinary Shares

At December 31, 2017 and 2016, the Company had 17,561 authorized, issued and outstanding ordinary shares having a par value of £1 or $1.6259 per share.

During the years ended December 31, 2017 and 2016, the Company had not issued any new ordinary shares.

Note 10 – Cost of Revenue

The following is a summary of cost of revenue for the years ended December 31, 2017 and 2016;

	December 31, 2017	December 31, 2016
Commissions paid	$2,534	$6,929
Consulting services	14,473	60,231
Bad debt (recovery) / expense	(3,008)	6,378
	$13,998	$73,537

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Note 11 - General and Administrative Expenses

The following is a summary of general and administrative expenses for the years ended December 31, 2017 and 2016;

	December 31, 2017	December 31, 2016
Rent	$34,628	$39,489
Rates and water	344	476
Insurance	9,107	9,382
Light and heat	6,817	8,189
Staff recruitment	958	1,294
Telephone	2,842	4,055
Post and stationery	2,036	1,030
Travelling	1,504	1,734
Motor expenses	2,709	-
Regulatory fees and subscriptions	9,453	6,525
IT expenses	14,021	14,069
Repairs and renewals	3,002	4,512
Subscriptions	4,369	3,791
Sundry expenses	1,373	1,956
	$93,162	$96,503

Note 12 – Salaries and Benefits

The following is a summary of salaries and benefits for the years ended December 31, 2017 and 2016;

	December 31, 2017	December 31, 2016
Staff salaries & allowances	$102,449	$59,657
Compensation claims	-	6,780
Social security	4,827	1,673
Pension	3,199	2,756
	$110,475	$70,867

Note 13 – Professional Services

The following is a summary of professional services expenses for the years ended December 31, 2017 and 2016;

	December 31, 2017	December 31, 2016
Accounting fees	$4,237	$3,375
Bank charges	461	501
Legal fee	1,546	-
Other professional fees	45	-
	$6,289	$3,877

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Note 14 – Income Tax

The income tax provision differs from the amount of tax determined by applying the UK corporation tax rate of 19% as follows:

	2017	2016

Income Tax (benefit) provision at statutory rate:	$(5,776)	$2,888

Increase (decrease) in income tax due to:
Depreciation	63	168
Gain on disposal of assets	(62)	-
Capital allowance	(65)	(79)
Change in valuation allowance	5,840	(2,977)
Total	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes.

Net deferred tax assets and liabilities are comprised of the following:

	2017	2016

Deferred tax assets
Net operating loss carry-forward	$13,797	$7,957
Valuation allowance	(13,797)	(7,957)
Deferred tax assets, net	$-	$-

In assessing the realizability of deferred tax assets, management considers that whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of December 31, 2017 and 2016, based upon the levels of historical taxable income, the Company believes that it is more-likely-than-not that it will not be able to realize the benefits of some or all of these deductible differences. Accordingly, a valuation allowance of approximately $(13,797) and $(7,957) has been provided in the accompanying financial statements as of December 31, 2017 and 2016, respectively.

At December 31, 2017, the Company had approximately $72,615 of net operating loss carry-forwards that will not expire as long as the company continues to carry on the similar trade.

Note 15 – Related Party Transactions

At December 31, 2017, there were advances due to related parties. (See Note 8)

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Cheshire Trafford U.K. Limited

Notes to Financial Statements

December 31, 2017 and 2016

Note 16 - Commitments and Contingencies

Contingencies

The Company consults with legal counsel on matters related to litigation and other experts both within and outside the Company with respect to matters in the ordinary course of business. The Company does not have any contingent liabilities in respect of legal claims arising in the ordinary course of business as at December 31, 2017 and 2016.

Commitments

The following is a list of the Company’s commitments that are incurred each year:

●	Office rental agreement of $3,025 per month, on a month-to-month basis.

Note 17 – Subsequent Events

Management has evaluated subsequent events through July 16, 2018, the date on which the financial statements were available to be issued. No events have occurred since the balance sheet date that would have material impact on the financial statements.

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